Morgan Stanley Universal Institutional Funds, Inc. -
Small Company Growth Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Castlight Health Inc.
Purchase/Trade Date:	 3/14/2014
Offering Price of Shares: $16.000
Total Amount of Offering: 11,100,000
Amount Purchased by Fund: 5,764
Percentage of Offering Purchased by Fund: 0.052
Percentage of Fund's Total Assets: 0.42
Brokers: Goldman, Sachs & Co., Morgan Stanley, Stifel,
Allen & Company LLC, Raymond James, Canaccord
Genuity
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Criteo SA
Purchase/Trade Date:	 3/21/2014
Offering Price of Shares: $45.000
Total Amount of Offering: 5,250,000
Amount Purchased by Fund: 4,526
Percentage of Offering Purchased by Fund: 0.086
Percentage of Fund's Total Assets: 0.93
Brokers: JP Morgan, Deutsche Bank Securities, Morgan
Stanley, Jefferies, Stifel, Pacific Crest Securities, Societe Generale, William Blair
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Opower Inc.
Purchase/Trade Date:	 4/3/2014
Offering Price of Shares: $19.000
Total Amount of Offering: 6,100,000
Amount Purchased by Fund: 2,806
Percentage of Offering Purchased by Fund: 0.046
Percentage of Fund's Total Assets: 0.27
Brokers: Morgan Stanley, Goldman, Sachs & Co., Allen
& Company LLC, Pacific Crest Securities, Canaccord
Genuity, Cowen and Company
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Grubhub Inc.
Purchase/Trade Date:	 4/4/2014
Offering Price of Shares: $26.000
Total Amount of Offering: 7,405,614
Amount Purchased by Fund: 3,741
Percentage of Offering Purchased by Fund: 0.051
Percentage of Fund's Total Assets: 0.50
Brokers: Citigroup, Morgan Stanley, Allen & Company
LLC, BMO Capital Markets, Canaccord Genuity,
Raymond James, William Blair
Purchased from: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.